Exhibit 8.1

Principal Subsidiaries and VIEs of Autohome Inc.

Subsidiaries:

Cheerbright International Holdings Limited, a British Virgin Islands company
Autohome Link Inc., a Cayman Islands company
Autohome (Hong Kong) Limited, a Hong Kong company
Autohome Media Limited, a Hong Kong company
Autohome Link Hong Kong Limited, a Hong Kong company
Fetchauto Limited, an Irish company
FetchAuto GmbH, a German company
Fetchauto Limited, a UK company
Beijing Cheerbright Technologies Co., Ltd., a PRC company
Autohome Shanghai Advertising Co., Ltd., a PRC company
Beijing Prbrownies Software Co., Ltd., a PRC company
Beijing Autohome Technologies Co., Ltd., a PRC company
Beijing Autohome Advertising Co., Ltd., a PRC company
Beijing Chezhiying Technology Co., Ltd., a PRC company
Guangzhou Chezhihuitong Advertising Co., Ltd., a PRC company
Shanghai Chezhitong Information Technology Co., Ltd., a PRC company
Guangzhou Autohome Advertising Co., Ltd., a PRC company
Hainan Chezhiyitong Information Technology Co., Ltd., a PRC company
Tianjin Autohome Software Co., Ltd., a PRC company
Autohome Zhejiang Advertising Co., Ltd., a PRC company
TTP Car Inc., a Cayman Islands company
Auto Pai Ltd., a British Virgin Islands company
TTP Car (HK) Limited, a Hong Kong company
Shanghai Jinpai E-commerce Co., Ltd., a PRC company

Variable Interest Entities:

Beijing Autohome Information Technology Co., Ltd., a PRC company
Beijing Shengtuo Hongyuan Information Technology Co., Ltd., a PRC company
Shanghai Jinwu Auto Technology Consultant Co., Ltd., a PRC company
Shanghai Tianhe Insurance Brokerage Co., Ltd.